UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2006

Insignia Solutions plc
(Exact name of Registrant as specified in its charter)

England and Wales	0-27012	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

51 East Campbell Avenue, Suite 130 Campbell, California 95008 United States of America
(Address of principal executive offices) (Zip code)

(408) 874-2600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 22, 2006, Insignia Solutions Inc. (the “Insignia”), a subsidiary of Insignia Solutions plc (the “Registrant”) entered into a Bridge Loan Agreement dated as of December 21, 2006 (the “Loan Agreement”) with a strategic partner (the “Lender”) pursuant to which Insignia borrowed $750,000 on December 22, 2006. Pursuant to the terms of the Loan Agreement, the Lender has agreed to lend to Insignia up to an additional $750,000 in the event that a definitive agreement (the “Definitive Agreement”) between the parties is executed regarding the acquisition of the Registrant by the Lender (the “Acquisition”).

The loans are secured by substantially all of the assets of the Registrant and certain of its subsidiaries, including its intellectual property, and payment of the loans and performance of the Loan Agreement are guaranteed by the Registrant and certain of its subsidiaries. Pursuant to the Loan Agreement, Insignia has agreed to pay interest on the unpaid principal amount of the loans on a quarterly basis in the amount of ten percent (10%) per annum. The total principal amount of the loans becomes due and payable on the earlier of (i) the date on which the Acquisition is consummated, (ii) December 22, 2007, (iii) the date that is sixty (60) days after termination of the Definitive Agreement by the Lender under certain circumstances, and (iv) October 1, 2007, if the Definitive Agreement is not executed by the Registrant and Lender by January 30, 2007.

The Registrant is currently in discussions with the Lender with respect to a proposed acquisition by the Lender of substantially all of the assets of the Registrant and its subsidiaries for $14.5 million in cash (which is net of the amount of the loans described above), and the assumption of certain of the Registrant’s liabilities. The assumed liabilities would not include contingent liabilities not reflected on the Registrant’s balance sheet, certain bonuses payable to the Registrant’s officers, loans and other amounts due to directors and costs associated with the legal entities remaining after their assets are sold, among other things. The Registrant has not entered into any definitive agreement with respect to such a transaction, and there can be no assurances that it will enter into any such agreement on the terms anticipated, or at all, or that any such acquisition transaction will be consummated.

ITEM 2.03(a). CREATION OF A DIRECT FINANCIAL OBLIGATION

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Solutions plc

Date: December 29, 2006	By:	/s/ George Monk
George Monk Chief Financial Officer